FIFTH AMENDMENT OF SUBLEASE

FIFTH AMENDMENT OF SUBLEASE (the "Fifth Sublease Amendment") made as of the 27th day of July, 2022, by and between 92 HAYDEN AVENUE TRUST, as landlord ("Landlord"), and KINIKSA PHARMACEUTICALS CORP., a Delaware corporation, as tenant (interchangeably called "Kiniksa" or "Tenant").

RECITALS

WHEREAS, by Lease dated May 22, 2008, as amended by First Amendment to Lease dated November 24, 2015 (collectively, the "Lease"), Landlord did lease to Shire Human Genetic Therapies, Inc., as successor-in-interest to AMAG Pharmaceuticals, Inc. ("Original Tenant") and Original Tenant did lease and hire from Landlord the entirety of the building on the site known as 100 Hayden Avenue, Lexington, Massachusetts (the "Building") as more particularly described in the Lease (the "Premises");

WHEREAS, by Sublease Agreement dated as of March 18, 2018 between Original Tenant, as sublandlord, and Kiniksa, as subtenant (the Sublease Agreement as amended by and affected by the documents listed on Exhibit A attached hereto is hereinafter referred to as the "Sublease"), subleases the entirety of the Premises (referred to in the Sublease as the "Subleased Premises" and hereinafter as either the Premises or the Subleased Premises) upon the terms set forth in the Sublease;

WHEREAS, by Recognition and Attornment Agreement and Amendment of Sublease dated as of November 6, 2020 between Landlord and Kiniksa (the "Fourth Sublease Amendment"), (i) Kiniksa leased the Premises directly from Landlord upon the expiration of the Lease and Landlord recognized the Sublease as a direct lease between Landlord and Kiniksa and (ii) Landlord and Kiniksa extended the Term of the Sublease, upon the terms set forth in such Fourth Sublease Amendment;

WHEREAS, the Term of the Sublease is scheduled to expire on August 31, 2023 (the “Sublease Expiration Date”) and Landlord and Kiniksa have agreed to further extend the term of the Sublease upon all the same terms and conditions contained in the Sublease, except only as otherwise specifically modified by this Fifth Sublease Amendment; and

WHEREAS, Landlord and Kiniksa are entering into this Fifth Sublease Amendment to set forth said agreement.

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration paid by each of the parties to the other, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the provisions herein contained, Landlord and Kiniksa do hereby covenant and agree as follows:

1.	The term of the Sublease, which but for this Fifth Sublease Amendment is scheduled to expire on August 31, 2023, is hereby extended for the period commencing on September 1, 2023 and expiring on August 31, 2024 (the "Second Extended Term"), unless sooner terminated in accordance with the provisions of the Sublease, upon all of the same terms and conditions contained in the Sublease mutatis mutandis, except as specifically amended by this Fifth Sublease Amendment (the Sublease, as modified and extended by this Fifth Sublease Amendment is herein referred to as the "Amended Sublease").

2.	Monthly Base Rent shall be payable by Kiniksa to Landlord from September 1, 2023 through August 31, 2024 in the monthly amount of $247,207.38.

3.	For the sake of clarity, Kiniksa shall have no further option to extend the Term of the Sublease beyond the Second Extended Term.

4.	(a)Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Fifth Sublease Amendment other than Colliers International (the "Broker") and in the event any claim is made against Landlord relative to dealings by Tenant with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld or delayed) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

5.	(b)Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Fifth Sublease Amendment other than the Broker; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord shall be responsible for the payment of the brokerage commission to the Broker respecting the Second Extended Term pursuant to a separate agreement between the parties.

6.	Each of Landlord and Kiniksa acknowledges, covenants and agrees that, as of the date of this Fifth Sublease Amendment, it has no demands, causes of action, claims or other actions against the other under the Sublease.

7.	This Fifth Sublease Amendment shall be binding on and shall inure to the benefit of the Landlord and Kiniksa and their respective successors and assigns as of the date of this Fifth Sublease Amendment.

8.	Except as only as specifically amended herein, the Sublease shall remain unchanged and in full force and effect.

9.	The parties acknowledge and agree that this Fifth Sublease Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, "electronic signature" shall include faxed versions of an original signature, electronically scanned and transmitted versions (e.g., via pdf) of an original signature or signatures transmitted through any electronic method complying with the federal ESIGN Act (e.g., DocuSign).

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EXECUTED as of this date and year first above written.

92 HAYDEN AVENUE TRUST

/s/ Patrick M. Mulvihill

Patrick M. Mulvihill, For the Trustees of 92 Hayden Avenue Trust, Pursuant to Written Delegation, but not individually

KINIKSA PHARMACEUTICALS CORP.

By:/s/ Mark Ragosa

Name:Mark Ragosa

Title:Senior Vice President, Chief Financial Officer

By:/s/ Madelyn Zeylikman

Name:Madelyn Zeylikman

Title:	General Counsel Senior Vice President and Secretary

EXHIBIT A

SUBLEASE DOCUMENTS

1.	Sublease Agreement dated March 13, 2018 between Original Tenant and Kiniksa
2.	Consent to Sublease dated March 13, 2018 among Landlord, Original Tenant and Kiniksa
3.	First Amendment to Sublease Agreement dated June 26, 2018 between Original Tenant and Kiniksa
4.	Letter Agreement consenting to First Amendment to Sublease dated June 25, 2018 among Landlord, Original Tenant and Kiniksa
5.	Second Amendment to Sublease Agreement dated July 17, 2018 between Original Tenant and Kiniksa
6.	Third Amendment to Sublease Agreement dated November 7, 2018 between Original Tenant and Kiniksa
7.Letter Agreement consenting to Second Amendment to Sublease and Third Amendment to Sublease dated November 8, 2018 among Landlord, Original Tenant and Kiniksa
8.	Letter Agreement dated August 2, 2019 among Landlord, Original Tenant and Kiniksa (the "Analytical Lab Consent")
9.	Fourth Amendment to Sublease Agreement dated November 6, 2020 between Original Tenant and Kiniksa (consented to by Landlord in the Agreement to which this exhibit is attached)